                                                                     Exhibit 3.2
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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SUNSHINE PCS CORPORATION

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware
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            SUNSHINE PCS CORPORATION  (hereinafter called the "Corporation"),  a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware, does hereby certify as follows:

            1.  That  Article  IV,   Section  B.3.a.   of  the   Certificate  of
Incorporation  of the Corporation is hereby amended and restated in its entirety to read as follows:

                     "a.  Right to  Convert.  (1)  Subject to  paragraph  3.a.2.
                 below, the holder of a share of Class B Common Stock shall have the  right to  convert  such  share  into one  share of Class A
                 Common  Stock on the  earliest  of (i)  October 1,  2006,  (ii)
                 fourteen  (14)  days  after  such  date  as  the   "Controlling
                 Interests,"  as  defined  from  time  to  time  by the  Federal
                 Communications  Commission ("FCC"), shall no longer be required to  "control,"  as  defined  from time to time by the FCC,  the
                 Corporation  in  order  for the  Corporation  to  maintain  the benefits  received by the Corporation  with respect to personal communications  services  licenses  issued  by  the  FCC to the
                 Corporation  or (iii) such earlier date as may be determined by the Board of Directors.

                     (2) Any  conversion  of Class B Common  Stock  into Class A
                 Common Stock  pursuant to this Section 3 shall not be permitted to  the  extent  that  such  conversion  would  cause  (A)  the
                 Controlling  Interests of the Corporation to hold less than 25%
                 of the Corporation's Common Stock equity and less than 50.1% of the  Corporation's  total voting power,  or (B) the  Qualifying
                 Investors,  as  defined  from  time to time by the FCC,  of the
                 Corporation  to hold less than 15% of the  Corporation's  total
                 Common Stock equity during the first three years of the initial
                 FCC  license  term(s)  and less than 10% during  the  remaining seven (7) years and less than 50.1% of the total  voting  power
                 or  (C)  the   Controlling   Interests  not  to  "control"  the
                 Corporation,  through the FCC license  term(s),  unless the FCC materially amends the above  requirements  (collectively,  such requirements  shall  be  referred  to  as  the  "Entrepreneurs'
                 Requirements")  and in such  instance  such  conversion  by the
                 Control  Interests and Qualifying  Investors  shall be governed accordingly.  If any conversion  contemplated in this paragraph
                 3.a.  requires FCC  authorization or approval,  such conversion shall not be effective until such authorization or approval has been obtained."

            2. That Article IV, Section B.6. of the Certificate of Incorporation
is hereby deleted in its entirety.

            3.  That  Article  IV,   Section  C.3.b.   of  the   Certificate  of
Incorporation  of the Corporation is hereby amended and restated in its entirety to read as follows:

                     "b. Redemption Upon a Change of Control.  All of the issued and  outstanding  shares of Preferred  Stock shall be redeemed,
                 and  payment   therefor  made,  by  the  Corporation  upon  the
                 occurrence of a Change of Control  Event.  A "Change of Control
                 Event" shall mean a sale,  conveyance,  disposal or encumbrance of all or substantially  all of the  Corporation's  property or business or the Company's merger into or consolidation with any other corporation (other than a wholly owned subsidiary) or any other  transaction or series of related  transactions  in which more  than  fifty  percent  (50%)  of the  voting  power of the
                 Corporation  is  disposed  of,  provided  that  this  shall not include  a  merger  effected  exclusively  for the  purpose  of changing the  domicile of the  Corporation.  In  addition,  the
                 Preferred   Stock  shall  be  redeemed   under  the   following
                 circumstances:  upon  the  closing  of the  sale of one or more personal  communications  service  licenses  or a portion  of a license  for cash,  or a non-cash  sale  which is  subsequently converted  into or redeemed  for cash,  the  Corporation  shall redeem such proportion of the issued and outstanding  shares of
                 Preferred Stock equal to that proportion of persons, covered by the  sale of such  licenses  for  cash,  or that  portion  of a non-cash sale subsequently converted into or redeemed for cash, compared  to  the  total  number  of  persons  covered  by  the
                 Corporation's  PCS  licenses  for the Florida  cities of Ocala,
                 Panama City and Tallahassee,  in each case based on the 2000 or most recent subsequent  estimate by the United States Bureau of
                 Census.  Therefore,  the  number  of shares  redeemed  shall be computed by dividing  (i) the number of persons  covered by the cash sale or  conversion  or  redemption  into cash by (ii) the total  number  of  persons  covered  by the  Corporation's  PCS licenses  for the  Florida  cities  of Ocala,  Panama  City and
                 Tallahassee.  The  redemption  price per share  shall be $1,000 plus the per share  amount of all accrued but unpaid  dividends on the Preferred Stock (whether or not declared) to the date of redemption.  When funds are not legally available to redeem all of the Preferred Stock to be redeemed,  the  Corporation  shall redeem  that  number of  shares  for  which  funds are  legally available in proportion to the aggregate  redemption  price for all of the  Preferred  Stock to be  redeemed.  The  Corporation shall be required to redeem the  remaining  shares of Preferred
                 Stock   surrendered  for  redemption  at  such  time  or  times
                 thereafter as funds for redemption become legally available and prior to the  subsequent  redemption  of any  other  shares  of
                 Preferred  Stock.  If  less  than  all  of  the  shares  of the
                 Preferred  Stock are to be redeemed,  the shares to be redeemed shall be allocated pro rata amount the holders of the Preferred
                 Stock in proportion to their ownership  thereof.  The Preferred
                 Stock shall not be redeemed until all Transferable Subordinated
                 Promissory  Notes of the  Corporation  dated February 14, 2001, aggregating $16,131,117 principal amount, originally payable to the order of Lynch PCS Corporation A have been paid in full."

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            4. That Article XI is hereby  amended to add the following  sentence thereto:

                     "The Company  hereby  confers the power to adopt,  amend or repeal its By-laws upon the Board of Directors. Notwithstanding the forgoing, such power shall not divest or limit the power of stockholders  of the  Company  to adopt,  amend or  repeal  the
                 By-Laws of the Company."

            5.  The  amendment  of  the  Certificate  of  Incorporation   herein
certified  has been duly adopted in  accordance  with Section 242 of the General
Corporation Law of the State of Delaware.

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            IN WITNESS  WHEREOF,  the Corporation has caused this Certificate of
Amendment  to be signed and  acknowledged  by its  President  on this 7th day of
January, 2002.

                                          SUNSHINE PCS CORPORATION

                                          By:  /s/ Karen Johnson
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                                               Karen E. Johnson
                                               President

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